SCHEDULE A
                                  FEE SCHEDULE
                      WACHOVIA BANK, NATIONAL ASSOCIATION
                                   MDL FUNDS



CUSTODY ADMINISTRATION FEES:

..40 basis points on average daily market value


TRANSACTION FEES:

$4.00 per transaction through Depository Trust Company.

$10.00 per transaction through Federal Reserve.

$30.00 per transaction for GIC contracts/Physical Securities.

$15.00 per option contract.

$4.00 per paydown on mortgage backed securities.

$5.50 per Fed wire charge on Repurchase Agreement collateral in/out.

$5.50 per incoming wire transfers.

$7.50 per outing wire transfers.

$5.50 per dividend reinvestment.

$8.00 per futures contracts.


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         WACHOVIA BANK, NATIONAL ASSOCIATION               MDL FUNDS

         By:                                               By:
              ------------------------------                    ------------------------------
                  Ellen C. Krause
         Title:                                            Title:
                 ---------------------------                       ---------------------------
         Date:                                             Date:
                ----------------------------                      ----------------------------
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